 Filed pursuant to Rule 424(b)(7)
 Registration No. 333-271825
PROSPECTUS SUPPLEMENT
(to Prospectus dated May 11, 2023)
1,254,800 Shares
Common Stock

The selling shareholder referred to in this prospectus supplement (the “selling shareholder”) may offer and resell up to 1,254,800 shares of our common stock, $0.01 par value per share (“common stock”), under this prospectus supplement. We issued these shares of common stock to the selling shareholder on February 17, 2023 in connection with our acquisition of all of the outstanding shares of common stock of Barstool Sports, Inc. (“Barstool”) not already owned by us. These shares of common stock were issued to the selling shareholder pursuant to a stock assignment agreement, dated as of February 17, 2023, by and among PIV West, LLC, a wholly owned subsidiary of PENN Entertainment, Inc., Barstool and the selling shareholder, as partial consideration for the Barstool shares then-owned by the selling shareholder. We have waived all contractual restrictions on transfer applicable to the shares of common stock covered by this prospectus supplement and agreed to file this prospectus supplement with respect to such shares.
Our registration of the shares of common stock covered by this prospectus supplement does not mean that the selling shareholder will offer or sell any of the shares. The common stock offered by the selling shareholder may be sold from time to time through public or private transactions at market prices prevailing at the time of sale, at prices related to such market prices, at varying prices determined at the time of sale, at fixed prices, or at negotiated prices. The timing and amount of any sale is within the sole discretion of the selling shareholder, subject to certain restrictions. See “Plan of Distribution” for more information.
We will not receive any proceeds from any sale of shares of common stock by the selling shareholder. Our common stock is listed on the NASDAQ Global Select Market under the trading symbol “PENN.” On August 10, 2023, the last reported sale price of our common stock was $25.13 per share.
Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page S-2 of this prospectus supplement and on page 3 of the accompanying prospectus, as well as our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is August 11, 2023.

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
On May 11, 2023, we filed with the Securities and Exchange Commission, or the SEC, an automatic shelf registration statement on Form S-3 (File No. 333-271825) utilizing a shelf registration process relating to certain securities, including the securities described in this prospectus supplement, which registration statement became effective automatically on filing.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in the prospectus supplement, the accompanying prospectus, and any free writing prospectus we have authorized for use in connection with this offering, in their entirety before making an investment decision.
If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying prospectus, any document incorporated by reference in the prospectus supplement and the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering are accurate or complete only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, and any authorized free writing prospectus. Our business, financial condition, results of operations, and prospects may have changed since those dates.
In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement, the accompanying prospectus, or incorporated by reference into this prospectus supplement and the accompanying prospectus, you should rely on the information contained in the document that was filed later. See “Incorporation of Certain Information by Reference” in this prospectus supplement.
We are not, and the selling shareholder is not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
You should not consider any information included or incorporated by reference in this prospectus supplement or the accompanying prospectus to be investment, legal, or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial, and related advice regarding the purchase of the shares of common stock offered by this prospectus supplement.
TRADEMARKS
We have proprietary rights to trademarks used in the information incorporated by reference into this prospectus supplement, which are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, trademarks and trade names referred to in the information incorporated by reference in this prospectus supplement may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement is the property of its respective holder.

S-ii

IMPORTANT INFORMATION AND CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “goal,” “seeks,” “may,” “will,” “should,” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Specifically, forward-looking statements include, but are not limited to, statements regarding: the Company’s anticipated share repurchases; the Company’s expectations of future results of operations and financial condition, the assumptions provided regarding the guidance, including the scale and timing of the Company’s product and technology investments; the Company’s expectations regarding results, and the impact of competition, in retail/mobile/online sportsbooks, iCasino, social gaming, and retail operations; the Company’s development and launch of its Interactive segment’s products in new jurisdictions and enhancements to existing Interactive segment products, including the content for the ESPN Bet and theScore Bet Sportsbook and Casino apps and the relaunch of the Barstool Sportsbook as ESPN Bet on our proprietary player account management system and risk and trading platforms; the expected timing of the rebrand of Barstool Sportsbook; the benefits of the Sportsbook Agreement between the Company and ESPN; the Company’s expectations regarding its Sportsbook Agreement with ESPN and the future success of its products; the Company’s expectations with respect to the integration and synergies related to the Company’s integration of theScore and the continued growth and monetization of the Company’s media business; the Company’s expectations with respect to the ongoing introduction and the potential benefits of the cashless, cardless and contactless (3C’s) technology; the Company’s development projects, including the prospective development projects at Hollywood Casinos Aurora, Joliet, Columbus, and the M Resort Spa Casino; our ability to obtain financing for our development projects on attractive terms; and the timing, cost and expected impact of planned capital expenditures on the Company’s results of operations; the actions of regulatory, legislative, executive or judicial decisions at the federal, state, provincial or local level with regard to our business and the impact of any such actions.
Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business. Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include: the effects of economic and market conditions in the markets in which the Company operates; competition with other entertainment, sports content, and casino gaming experiences; the timing, cost and expected impact of product and technology investments; risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions; the Company may not be able to achieve the anticipated financial returns from the Sportsbook Agreement with ESPN, including due to fees, costs, taxes or circumstances beyond the Company’s or ESPN’s control; the rebranding of the Barstool Sportsbook as ESPN Bet may be delayed, or in certain jurisdictions may not occur at all, for reasons beyond our control, including due to any delays in the receipt of, or failure to receive, any required regulatory approvals; potential adverse reactions or changes to business or regulatory relationships resulting from the announcement or performance of the Sportsbook Agreement with ESPN or the divestiture of Barstool Sports; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the Company and ESPN to terminate the Sportsbook Agreement between the companies; liabilities, costs and fees in connection with the divestiture of Barstool Sports and the transition from the Barstool Sportsbook and other uses of intellectual property of Barstool Sports, including in the Company’s retail locations; the ability of the Company and ESPN to agree to extend the initial 10-year term of the Sportsbook Agreement on mutually satisfactory terms, if at all, and the costs and obligations of such terms if agreed; the outcome of any legal proceedings that may be instituted against the Company, ESPN or their respective directors, officers or employees; the ability of the Company or ESPN to retain and hire key personnel; the impact of new or changes in current laws, regulations, rules or other industry standards; and additional risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the U.S. Securities and Exchange Commission. The Company does not intend to update publicly any forward-looking statements except as required by law. Considering these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement may not occur.

S-iii

SUMMARY
This summary highlights selected information about us and this offering appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein. This summary may not contain all of the information that you should consider before making an investment decision. You should read carefully the more detailed information included or referred to under the headings “Risk Factors” and “Important Information and Cautionary Statement Regarding Forward-Looking Statements” of this prospectus supplement and the other information included in this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed incorporated by reference herein and therein, including our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, and any related free writing prospectus before deciding to invest in our common stock.
The Company
PENN Entertainment, Inc., together with its subsidiaries (“PENN,” the “Company,” “we,” “our,” or “us”), is North America’s leading provider of integrated entertainment, sports content, and casino gaming experiences. As of June 30, 2023, PENN operated 43 properties in 20 states, online sports betting in 17 jurisdictions and iCasino in five jurisdictions, under a portfolio of well-recognized brands including Hollywood Casino®, L’Auberge®, Barstool Sportsbook®, and theScore Bet Sportsbook and Casino®. In August 2023, PENN entered into a transformative, exclusive long-term strategic alliance with ESPN, Inc. and ESPN Enterprises, Inc. (together, “ESPN”) relating to online sports betting within the United States. In the fall of 2023, the existing Barstool Sportsbook will be rebranded across all online platforms in the United States as ESPN Bet, and our online product will include a Hollywood-branded integrated iCasino where permitted. PENN’s ability to leverage the leading sports media brands in the United States (ESPN) and Canada (theScore) will position us to significantly expand our digital footprint and efficiently grow our customer ecosystem. This highly differentiated strategy, which is focused on organic cross-sell opportunities, is reinforced by our investment in market-leading retail casinos, sports media assets and technology, including a proprietary state-of-the-art, fully integrated digital sports and iCasino betting platform and an in-house iCasino content studio. PENN’s portfolio is further bolstered by our industry-leading PENN PlayTM customer loyalty program, which offers our approximately 27 million members a unique set of rewards and experiences across business channels.
The majority of the real estate assets (i.e., land and buildings) used in our operations are subject to triple net master leases; the most significant of which are the AR PENN Master Lease, 2023 Master Lease, PENN Master Lease (prior to January 1, 2023), and Pinnacle Master Lease, with Gaming and Leisure Properties, Inc., a real estate investment trust.
We are organized under the laws of the Commonwealth of Pennsylvania. The address and telephone number of our executive offices are 825 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610, and (610) 373-2400. Our common shares are listed on the NASDAQ Global Select Market under the symbol “PENN.”
Risk Factors
Investing in the shares of common stock by this prospectus supplement involves substantial risk. You should carefully consider all of the information in this prospectus supplement, including the information incorporated by reference herein. In particular, for a discussion of some specific factors you should consider before buying the shares of common stock covered hereby, see “Risk Factors.”

RISK FACTORS
An investment in our common shares involves a high degree of risk. Before making an investment in our common shares, you should carefully consider the risks and all of the information included or incorporated by reference into this prospectus supplement, including the risks described under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023, and under the heading “Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the SEC on May 4, 2023 and August 9, 2023, respectively (each of which is incorporated by reference herein), as updated by the other reports and documents we file with the SEC that are incorporated by reference herein (collectively, the “Incorporated Reports”). Please see the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.” The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. As a result, the market value of our common shares could decline and you could lose part or all of your investment. The order in which the risks are presented does not necessarily reflect the likelihood of their occurrence or the magnitude of their potential impact on our business, financial condition, results of operations and prospects or on the value of our common shares. Please also read carefully the section titled “Important Information and Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS
The selling shareholder will receive all of the proceeds from the sale or other disposition of the shares of common stock covered by this prospectus supplement. We will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered in this prospectus supplement.

DIVIDEND POLICY
Since our initial public offering of common stock in May 1994, we have not paid any cash dividends on our common stock. We intend to retain all of our earnings to finance the development of our business, and thus, do not anticipate paying cash dividends on our common stock for the foreseeable future. Payment of any cash dividends in the future will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operations and capital requirements, our general financial condition and general business conditions. In addition, our amended credit facilities and senior unsecured notes limit, among other things, our ability to pay dividends. Future financing arrangements may also prohibit the payment of dividends under certain conditions.

SELLING SHAREHOLDER
This prospectus supplement relates to the sale or other disposition of up to 1,254,800 shares of our common stock previously issued to the selling shareholder. We issued these shares of common stock to the selling shareholder on February 17, 2023 in connection with our acquisition of all of the outstanding shares of common stock of Barstool not already owned by us. These shares of common stock were issued to the selling shareholder pursuant to a stock assignment agreement, dated as of February 17, 2023 (the “Stock Assignment Agreement”), by and among PIV West, LLC, a wholly owned subsidiary of PENN, Barstool and the selling shareholder, as partial consideration for the Barstool shares then-owned by the selling shareholder. We have waived all contractual restrictions on transfer applicable to the shares of common stock covered by this prospectus supplement and agreed to file this prospectus supplement with respect to such shares.
The shares of common stock being covered hereby may be sold or otherwise disposed of from time to time between the date of this prospectus supplement and August 17, 2023 pursuant to this prospectus supplement. See the section entitled “Plan of Distribution” beginning on page S-7 of this prospectus supplement.
The table below sets forth, to our knowledge, information as of the date of this prospectus supplement for the selling shareholder and other information regarding the beneficial ownership of the shares of common stock held by the selling shareholder. The second column lists the number of shares and percentage of common stock beneficially owned by the selling shareholder as of August 11, 2023. The third column lists the maximum number of shares of common stock that may be sold or otherwise disposed of by the selling shareholder pursuant to the registration statement of which this prospectus supplement relates. The fourth column lists the number of shares and percentage of common stock beneficially owned by the selling shareholder upon completion of the offering contemplated hereby, assuming the sale of all shares of common stock that may be sold or otherwise disposed of by the selling shareholder pursuant to this prospectus supplement. Notwithstanding, the selling shareholder may sell or otherwise dispose of some, all or none of their shares.
As previously disclosed and discussed in greater detail in the Incorporated Reports, in February 2020, we closed on our initial investment in Barstool pursuant to a stock purchase agreement with Barstool, the selling shareholder and certain other stockholders of Barstool, in which we purchased 36% (inclusive of 1% on a delayed basis) of Barstool’s outstanding common stock. On February 17, 2023, we completed the acquisition of all of the outstanding shares of common stock of Barstool not already owned by us, including pursuant to the Stock Assignment Agreement. Prior to February 17, 2023, the selling shareholder served as the President and Secretary and a member of the board of directors of Barstool and thereafter continued to provide content and merchandise services to Barstool through a services agreement between Barstool and an affiliate of the selling shareholder. On August 8, 2023, we entered into a stock purchase agreement with the selling shareholder (the “Barstool SPA”) pursuant to which, among other things, we sold 100% of the outstanding shares of Barstool to the selling shareholder in exchange for certain non-compete and other restrictive covenants. Pursuant to the Barstool SPA, PENN has the right to receive 50% of the gross proceeds received by the selling shareholder in any subsequent sale or other monetization event of Barstool.
Pursuant to the rules and regulations of the SEC, beneficial ownership includes any shares of common stock as to which the selling shareholder has sole or shared voting power or investment power and any shares of common stock that the selling shareholder has the right to acquire within 60 days of the date of this prospectus supplement. Except as described in this prospectus supplement, to our knowledge, the selling shareholder has not been an officer or director of ours or of our affiliates within the past three years or had any material relationship with us or our affiliates within the past three years. Our knowledge is based on our books and records and/or information provided by or on behalf of the selling shareholder in connection with the filing of this prospectus supplement.
Information about the selling shareholder may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus supplement, to the extent required by law.

Name of Selling Shareholder	Shares of Common Stock Beneficially Owned Prior to this Offering		Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned Upon Completing of this Offering
	Number	Percentage(1)		Number(2)	Percentage(1)(2)
David Portnoy	1,481,600(3)	0.98%	1,254,800	226,800(3)	0.15%

(1)
Based on 151,037,346 shares of our common stock outstanding as of August 1, 2023 (including 560,388 shares of one of our subsidiaries which are exchangeable into our common stock).

(2)
Assumes the sale of all shares offered by the selling shareholder pursuant to this prospectus supplement.

(3)
Includes 226,800 shares of our common stock issuable upon conversion of 226.8 shares of Series D Preferred Stock. Neither such Series D Preferred Stock nor the shares of common stock issuable upon conversion of such Series D Preferred Stock are being registered pursuant to this prospectus supplement.

PLAN OF DISTRIBUTION
The selling shareholder may, from time to time, sell any or all of its shares of common stock offered herein pursuant to this prospectus supplement between the date of this prospectus supplement and August 17, 2023. We will not receive any of the proceeds from the sale by the selling shareholder of the shares of common stock.
The selling shareholder of our common stock and any of its pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their securities covered in this prospectus supplement on the principal trading market for our common stock or any other stock exchange, market, or trading facility on which our common stock is traded or in private transactions. These sales may be at market prices prevailing at the time of sale, at prices related to such market prices, at varying prices determined at the time of sale, at fixed prices, or at negotiated prices. The selling shareholder may use any one or more of the following methods when selling securities:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
settlement of short sales;

•
in transactions through broker-dealers that agree with the selling shareholder to sell a specified number of such common stock at a stipulated price per security;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
a combination of any such methods of sale; or

•
any other method permitted pursuant to applicable law.

On or after August 18, 2023, the selling shareholder may only sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus supplement. The selling shareholder is not obligated to, and there is no assurance that the selling shareholder will, sell all or any of the common stock we are registering.
Broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus supplement, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority, or FINRA, Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of our common stock or interests in this prospectus supplement, the selling shareholder may:
•
enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume;

•
sell common stock short and deliver these shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares; and

•
enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus supplement, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).
The selling shareholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered in this prospectus supplement may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our common stock by the selling shareholder or any other person. We will make copies of this prospectus supplement and the accompanying prospectus available to the selling shareholder and have informed them of the need to deliver a copy of this prospectus supplement and the accompanying prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS
The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Ballard Spahr LLP.

EXPERTS
The consolidated financial statements of PENN Entertainment Inc. incorporated by reference in this Prospectus, and the effectiveness of PENN Entertainment Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at https://www.sec.gov. Information about us, including our SEC filings, is also available at our Internet site at https://www.pennentertainment.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website is not part of this prospectus supplement or the accompanying prospectus (or any document incorporated by reference herein or therein), and you should not rely on that information in making your investment decision unless that information is also in this prospectus supplement or the accompanying prospectus or has been expressly incorporated by reference into this prospectus supplement or the accompanying prospectus.
This prospectus supplement constitutes part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus supplement omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus supplement but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the addresses and websites listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and, to the extent inconsistent, supersede this information. SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we “furnish” or have “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus supplement and the accompanying prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus supplement until we have terminated the offerings of all of the securities to which this prospectus supplement relates:
•
our Annual Report on Form 10-K for the year ended December 31, 2022;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023;

•
the information in our Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Shareholders that is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022; and

•
our Current Reports on Form 8-K filed on February 17, 2023, June 9, 2023, June 13, 2023 and August 8, 2023 (other than the portions of those documents furnished and not deemed to be filed).

Information that becomes a part of this prospectus after the date of this prospectus will automatically update and, to the extent inconsistent, replace information in this prospectus and information previously filed with the SEC.
You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling us at the following address:
PENN Entertainment, Inc.
825 Berkshire Boulevard, Suite 200
Wyomissing, Pennsylvania 19610
Attention: Secretary
(610) 373-2400
Certain of our SEC filings, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q, can be viewed and printed from the investor relations section of our website at https://www.pennentertainment.com free of charge. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website is not part of this prospectus supplement or the accompanying prospectus (or any document incorporated by reference herein or therein), and you should not rely on that information in making your investment decision unless that information is also in this prospectus supplement or the accompanying prospectus or has been expressly incorporated by reference into this prospectus supplement or the accompanying prospectus.

PROSPECTUS
PENN ENTERTAINMENT, INC.

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
The securities listed above may be offered and sold by us or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future, including on a delayed or continuous basis. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement, carefully before you invest in the securities described in the applicable prospectus supplement.
This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.
Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 3 of this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference or deemed incorporated by reference in this prospectus and any applicable prospectus supplement before you invest in our securities.
None of the U.S. Securities and Exchange Commission, any state securities commission, any state gaming commission or any other gaming authority or other regulatory agency has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 11, 2023

Unless the context requires otherwise, references to “PENN Entertainment,” “Penn National Gaming, Inc.” the “Company,” “we,” “us,” “our” or similar terms are to PENN Entertainment, Inc. and its subsidiaries. References to “$” and “dollars” are to United States dollars.
This prospectus, any applicable prospectus supplement and any free writing prospectus filed by us do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do they constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
For investors outside of the United States, neither we nor any selling securityholders have done anything that would permit the offering, possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering, possession or distribution of this prospectus outside of the United States.

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed on Form S-3 with the Securities and Exchange Commission (the “SEC”) under a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell, either separately or together, common stock, preferred stock, depositary shares or debt securities in one or more offerings.
Each time we offer and sell securities, we will provide a prospectus supplement or other type of offering document or supplement (together referred to herein as a “prospectus supplement”) that will contain specific information about the terms of that offering. Any applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in such applicable prospectus supplement or free writing prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
This prospectus contains summaries of certain provisions contained in key documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
You should rely only on the information contained or incorporated or deemed incorporated by reference in this prospectus, in any applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide any information other than that contained in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we may have referred you. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different or additional information, and we are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date hereof or, in the case of information incorporated or deemed incorporated by reference herein, as of the date thereof, regardless of the time of delivery of the prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

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WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC website at http://www.sec.gov.
The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and, to the extent inconsistent, supersede this information. SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we “furnish” or have “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus until we have terminated the offerings of all of the securities to which this prospectus relates:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

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our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023;

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the information in our Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Shareholders that is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022; and

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our Current Report on Form 8-K filed on February 17, 2023.

Information that becomes a part of this prospectus after the date of this prospectus will automatically update and, to the extent inconsistent, replace information in this prospectus and information previously filed with the SEC.
You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling us at the following address:
PENN Entertainment, Inc.
825 Berkshire Boulevard, Suite 200
Wyomissing, Pennsylvania 19610
Attention: Secretary
(610) 373-2400
Certain of our SEC filings, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q, can be viewed and printed from the investor relations section of our website at www.pennentertainment.com free of charge. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website is not part of this prospectus or any accompanying prospectus supplement (or any document incorporated by reference herein or therein), and you should not rely on that information in making your investment decision unless that information is also in this prospectus or any accompanying prospectus supplement or has been expressly incorporated by reference into this prospectus or any accompanying prospectus supplement. Our common stock is listed on the NASDAQ Global Select Market under the symbol “PENN”. You may inspect reports, proxy statements and other information about us at the office of NASDAQ, One Liberty Plaza, 165 Broadway, New York, New York 10006.

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FORWARD-LOOKING STATEMENTS
This prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These statements are included throughout the document, including within “Risk Factors,” and relate to our business strategy, our prospects and our financial position. These statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “seeks,” “may,” “will,” “should,” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Specifically, forward looking statements include, but are not limited to, statements regarding: future revenue and Adjusted EBITDAR; the Company’s anticipated share repurchases; the Company’s expectations of future results of operations and financial condition, including the scale and timing of the Company’s product and technology investments; the Company’s expectations regarding results, and the impact of competition in retail/mobile/online sportsbooks, iCasino, online social gaming, and retail operations; the Company’s development and launch of its Interactive segment’s products in new jurisdictions and enhancements to existing Interactive segment products, including the content for the Barstool Sportsbook and theScore Bet Sportsbook and Casino apps and the migration of the Barstool Sportsbook into both our proprietary player account management system and risk and trading platforms; the Company’s expectations regarding its acquisition of Barstool Sports, Inc. (“Barstool Sports”) and the future success of its products; the Company’s expectations with respect to the integration and synergies related to the Company’s integration of Score Media and Gaming, Inc. and Barstool Sports; the continued growth and monetization of the Company’s media business; the Company’s expectations with respect to the ongoing introduction and the potential benefits of the cashless, cardless and contactless technology; the Company’s development projects, including the prospective development projects at Hollywood Casino Aurora, Hollywood Casino Joliet, Hollywood Casino Columbus and the M Resort Spa Casino; our ability to obtain financing for our development projects on attractive terms; and the timing, cost and expected impact of planned capital expenditures on the Company’s results of operations; the actions of regulatory, legislative, executive or judicial decisions at the federal, state, provincial or local level with regard to our business and the impact of any such actions.. Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business.
Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include, but are not limited to, risks related to the following: the effects of economic and market conditions in the markets in which the Company operates; competition with other entertainment, sports content, and casino gaming experiences; the timing, cost and expected impact of product and technology investments; the impact of new or changes in current laws, regulations, rules or other industry standards; risks relating to permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions; and other factors included in “Risk Factors,” of this prospectus, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the U.S. Securities and Exchange Commission.
All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus may not occur.
THE COMPANY
PENN Entertainment (f/k/a Penn National Gaming, Inc.) is North America’s leading provider of integrated entertainment, sports content, and casino gaming experiences. We operate properties in multiple states and offer live and online sports betting and iCasino in multiple jurisdictions, under a portfolio of well-recognized brands including Hollywood Casino®, L’Auberge®, Barstool Sportsbook®, and theScore Bet Sportsbook and Casino®. Our highly differentiated strategy, which is focused on organic cross-sell opportunities, is reinforced by our investments in market-leading retail casinos, sports media assets,

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technology, including a state-of-the-art, fully integrated digital sports and iCasino betting platform, and an in-house iCasino content studio. Our portfolio is further bolstered by its industry-leading PENN Play™ customer loyalty program, which offers our members a unique set of rewards and experiences across business channels.
We are organized under the laws of the Commonwealth of Pennsylvania. The address and telephone number of our executive offices are 825 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610, and (610) 373-2400. Our common stock is listed on the NASDAQ Global Select Market under the symbol “PENN.”
INDUSTRY AND MARKET DATA
We may use or incorporate by reference in this prospectus data and industry forecasts which we have obtained from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that the information they provide has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Similarly, we believe that the surveys and market research we or others have performed are reliable, but we have not independently verified this information.
RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed after the date of this prospectus, all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. See also “Forward-Looking Statements.”
USE OF PROCEEDS
We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.
DESCRIPTION OF COMMON STOCK, PREFERRED STOCK, DEPOSITARY SHARES AND DEBT SECURITIES
The description of our common stock, preferred stock, depositary shares or debt securities, as applicable, will be provided in a prospectus supplement. Each time we offer securities with this prospectus, the terms of that offering, including the specific amounts, prices and terms of the securities offered, and, if applicable, information about the selling securityholders, will be contained in the applicable prospectus supplement and other offering materials relating to such offering or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference herein.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities to be offered will be passed upon for us by Wachtell, Lipton, Rosen & Katz, with respect to certain of our securities, or Ballard Spahr LLP, with respect to certain of our securities. Any underwriters will be represented by their own legal counsel.
EXPERTS
The consolidated financial statements of PENN Entertainment Inc. incorporated by reference in this Prospectus, and the effectiveness of PENN Entertainment Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

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